UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 26, 2024
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) – Departure of Steve Rai as Chief Financial Officer

The information required by this Item 5.02(b) with respect to the departure of Steve Rai as the Chief Financial Officer of BlackBerry Limited (the “Company”) is incorporated herein by reference to Item 5.02(c) below.

Item 5.02(c) – Appointment of Tim Foote as Chief Financial Officer and Jay Chai as Chief Accounting Officer

Steve Rai, the Company’s Chief Financial Officer (“CFO”), intends to leave the Company to pursue other opportunities and the Board of Directors of the Company has appointed Tim Foote, age 44, to replace Mr. Rai as CFO with effect as of July 29, 2024. Mr. Rai will remain with the Company as Advisor to the Chief Executive Officer until September 30, 2024 to provide transition support.

Mr. Foote has served as the Chief Financial Officer of the Company’s Cybersecurity division since February 2024 and as the Company’s Vice President of Investor Relations since July 2020. He joined the Company in 2015 in connection with its acquisition of Good Technology and has more than 20 years of experience in financial leadership positions. Mr. Foote holds a Master of Business Administration degree from Imperial College Business School and is a Chartered Accountant.

In connection with his promotion, Mr. Foote entered into an executive employment agreement on the Company’s standard form on July 26, 2024, a copy of which is filed as Exhibit 10.1 hereto. Under the agreement, his annual base salary will increase to US$400,000 and his annual bonus target will increase to 75% of his annual base salary. Mr. Foote will also receive an award of restricted share units (“RSUs”) under the Company’s Equity Incentive Plan with a grant value of US$800,000, 50% of which will vest in equal annual installments over three years and 50% of which will vest in whole, in part or not at all based on the achievement of performance-based targets aligned with the Company’s long-term equity incentive program. Mr. Foote will also be eligible to participate in the Company’s benefits as may be offered from time to time to other similarly-situated executives.

The Company has also appointed Jay Chai, age 47, to the newly-created role of Senior Vice President and Chief Accounting Officer (“CAO”) with effect as of July 29, 2024. He will report directly to Mr. Foote. Mr. Chai has served as Vice President and Controller of the Company since May 2019, prior to which he was a partner in the audit practice of Deloitte Canada, where he served for over 20 years.

Neither the appointment of Mr. Foote to serve as CFO nor the appointment of Mr. Chai to serve as CAO is pursuant to any arrangement or understanding with respect to any other person. Neither Mr. Foote nor Mr. Chai has any direct or indirect interest in any related party transaction with the Company that would be required to be reported under Item 404(a) of Regulation S-K and neither has any family relationship with any director or executive officer of the Company.

Mr. Rai’s resignation is not the result of any disagreement with the Company on matters related to its strategy, operations, policies or practices. On July 26, 2024, the Company and Mr. Rai entered into a separation agreement pursuant to which Mr. Rai will receive certain separation pay and benefit entitlements as described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on May 13, 2024.

A copy of the press release containing the announcements is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated July 26, 2024
99.1	BlackBerry Limited press release dated July 29, 2024
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BlackBerry Limited

Date:	July 29, 2024	By:	/s/ Tim Foote
			Name:	Tim Foote
			Title:	Chief Financial Officer